Exhibit (a)

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                     AMENDED AND RESTATED DEPOSIT AGREEMENT

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                                  by and among

                                 DELHAIZE GROUP

                                       AND

                                 CITIBANK, N.A.,
                                 as Depositary,

                                       AND

                      THE HOLDERS AND BENEFICIAL OWNERS OF
                           AMERICAN DEPOSITARY SHARES
                                ISSUED HEREUNDER

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                            Dated as of [Date], 2009

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                                TABLE OF CONTENTS

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ARTICLE 1.         DEFINITIONS....................................................................................1
    SECTION 1.1               Affiliate...........................................................................1
    SECTION 1.2               Agent...............................................................................2
    SECTION 1.3               American Depositary Shares and ADSs.................................................2
    SECTION 1.4               American Depositary Receipt(s), ADR(s) and Receipt(s)...............................2
    SECTION 1.5               Applicant...........................................................................3
    SECTION 1.6               Articles of Association.............................................................3
    SECTION 1.7               Beneficial Owner....................................................................3
    SECTION 1.8               Certificated ADS(s).................................................................3
    SECTION 1.9               Commission..........................................................................3
    SECTION 1.10              Company.............................................................................3
    SECTION 1.11              Custodian...........................................................................3
    SECTION 1.12              Deliver and Delivery................................................................3
    SECTION 1.13              Deposit Agreement...................................................................4
    SECTION 1.14              Depositary..........................................................................4
    SECTION 1.15              Deposited Securities................................................................4
    SECTION 1.16              Dollars.............................................................................4
    SECTION 1.17              DTC.................................................................................4
    SECTION 1.18              DTC Participant.....................................................................4
    SECTION 1.19              Exchange Act........................................................................5
    SECTION 1.20              Foreign Currency....................................................................5
    SECTION 1.21              Full Entitlement ADR(s), Full Entitlement ADS(s) and Full Entitlement Share(s)......5
    SECTION 1.22              Holder..............................................................................5
    SECTION 1.23              Original Deposit Agreement..........................................................5
    SECTION 1.24              Partial Entitlement ADR(s), Partial Entitlement ADS(s) and Partial Entitlement
                              Share(s)............................................................................5
    SECTION 1.25              Pre-Release.........................................................................5
    SECTION 1.26              Principal Office....................................................................6
    SECTION 1.27              Registrar...........................................................................6
    SECTION 1.28              Restricted Securities...............................................................6
    SECTION 1.29              Restricted ADR(s), Restricted ADS(s) and Restricted Shares..........................6
    SECTION 1.30              Section.............................................................................6
    SECTION 1.31              Securities Act of 1933..............................................................7
    SECTION 1.32              Settlement System...................................................................7
    SECTION 1.33              Shares..............................................................................7
    SECTION 1.34              Uncertificated ADS(s)...............................................................7
    SECTION 1.35              Voting Holder(s)....................................................................7
    SECTION 1.36              Voting Instructions.................................................................7
    SECTION 1.37              Voting Instructions Date............................................................7


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
ARTICLE 2.         FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF ADSs....7
    SECTION 2.1               Appointment of Depositary...........................................................7
    SECTION 2.2               Form and Transferability of ADSs....................................................8
    SECTION 2.3               Deposit of Shares...................................................................9
    SECTION 2.4               Registration and Safekeeping of Deposited Securities...............................11
    SECTION 2.5               Issuance of ADSs...................................................................11
    SECTION 2.6               Transfer of Receipts; Combination and Split-up of Receipts.........................11
    SECTION 2.7               Surrender of ADSs and Withdrawal of Deposited Securities...........................12
    SECTION 2.8               Limitations on Execution and Delivery, Transfer and Surrender......................13
    SECTION 2.9               Lost Receipts, etc.................................................................14
    SECTION 2.10              Cancellation and Destruction of Surrendered Receipts...............................15
    SECTION 2.11              Pre-Release of ADSs................................................................15
    SECTION 2.12              Escheatment........................................................................16
    SECTION 2.13              Partial Entitlement ADSs...........................................................16
    SECTION 2.14              Certificated/Uncertificated ADSs...................................................16
    SECTION 2.15              Restricted ADSs....................................................................18

ARTICLE 3.         CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS..........................................19
    SECTION 3.1               Filing Proofs, Certificates and Other Information..................................19
    SECTION 3.2               Liability for Taxes................................................................20
    SECTION 3.3               Representation and Warranties on Deposit of Shares.................................20
    SECTION 3.4               Compliance with Information Requests...............................................20
    SECTION 3.5               Ownership Restrictions.............................................................21
    SECTION 3.6               Reporting Obligations and Regulatory Approvals.....................................21
    SECTION 3.7               Disclosure of Interest.............................................................22

ARTICLE 4.         THE DEPOSITED SECURITIES......................................................................23
    SECTION 4.1               Cash Distributions.................................................................23
    SECTION 4.2               Distributions Other Than Cash, Shares or Rights....................................24
    SECTION 4.3               Distributions in Shares............................................................25
    SECTION 4.4               Rights.............................................................................25
    SECTION 4.5               Conversion of Foreign Currency.....................................................27
    SECTION 4.6               Fixing of Record Date..............................................................28
    SECTION 4.7               Voting.............................................................................28
    SECTION 4.8               Changes Affecting Deposited Securities.............................................30
    SECTION 4.9               Reports ; Available Information....................................................31
    SECTION 4.10              Lists of Holders...................................................................32
    SECTION 4.11              Withholding; Taxation..............................................................32

ARTICLE 5.         THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY................................................33
    SECTION 5.1               Maintenance of Office and Transfer Books by the Depositary.........................33
    SECTION 5.2               Prevention or Delay in Performance by the Depositary or the........................34
    SECTION 5.3               Obligations of the Depositary, the Custodian and the Company.......................34


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
    SECTION 5.4               Resignation and Removal of the Depositary..........................................35
    SECTION 5.5               The Custodian......................................................................36
    SECTION 5.6               Notices and Reports................................................................37
    SECTION 5.7               Distribution of Additional Shares, Rights, etc.....................................37
    SECTION 5.8               Indemnification....................................................................38
    SECTION 5.9               Charges of Depositary..............................................................39
    SECTION 5.10              Restricted Securities Owners.......................................................40
    SECTION 5.11              Public Announcements...............................................................40

ARTICLE 6.         AMENDMENT AND TERMINATION.....................................................................41
    SECTION 6.1               Amendment..........................................................................41
    SECTION 6.2               Termination........................................................................41

ARTICLE 7.         MISCELLANEOUS.................................................................................42
    SECTION 7.1               Counterparts.......................................................................42
    SECTION 7.2               No Third Party Beneficiaries.......................................................42
    SECTION 7.3               Severability.......................................................................42
    SECTION 7.4               Holders and Beneficial Owners as Parties; Binding Effect...........................42
    SECTION 7.5               Notices............................................................................42
    SECTION 7.6               Governing Law......................................................................43
    SECTION 7.7               Compliance with U.S. Securities Laws...............................................44
    SECTION 7.8               Submission to Jurisdiction; Appointment of Agent for Service of Process............44
    SECTION 7.9               Waiver of Immunities...............................................................45
    SECTION 7.10              Assignment.........................................................................45
    SECTION 7.11              Titles and References..............................................................46
    SECTION 7.12              Amendment and Restatement..........................................................46

Exhibit A:  Form of ADR
Exhibit B:  Fees and Charges of the Depositary


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                     AMENDED AND RESTATED DEPOSIT AGREEMENT

            AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of [Date],
2009, by and among DELHAIZE GROUP, a societe anonyme/naamloze vennootschap organized under the laws of Belgium (herein called the "Company"), CITIBANK, N.A., a national banking association organized under laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (herein called the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

                              W I T N E S S E T H:

            WHEREAS, the Company and The Bank of New York previously entered into a Deposit Agreement, dated as of April 26, 2001, (the "Original Deposit Agreement"); and

            WHEREAS, the Company desires to amend and restate the Original Deposit Agreement and establish with the Depositary an ADR (as hereinafter defined) facility to provide inter alia for the deposit of Shares (as hereinafter defined) and the creation of ADSs (as hereinafter defined) representing the Shares so deposited and, as applicable, for the execution and delivery of American Depositary Receipts (as hereinafter defined) evidencing certain ADSs; and

            WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in the Deposit Agreement (as hereinafter defined); and

            WHEREAS, any American Depositary Receipts issued pursuant to the terms of the Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the Deposit Agreement; and

            WHEREAS, the Shares are listed on Euronext Brussels, and the ADSs are listed for trading on The New York Stock Exchange, Inc.;

            NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1. DEFINITIONS.

            The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

      SECTION 1.1 Affiliate.

            The term "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act of 1933 (as hereinafter defined), or under any successor regulation thereto.


                                       1
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      SECTION 1.2 Agent.

            The term "Agent" shall have the meaning set forth in Section 7.8.

      SECTION 1.3 American Depositary Shares and ADSs.

            The term "American Depositary Shares" and "ADSs" shall mean the securities representing the rights and interests in the Deposited Securities granted to Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s), (as hereinafter defined) the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.14. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each American Depositary Share shall represent one (1) Share, until there shall occur a distribution upon Deposited Securities covered by Section
4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional American Depositary Shares are not issued, and thereafter each American Depositary Shares shall evidence the right to receive the amount of Shares or Deposited Securities specified in such Sections. American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of the Deposit Agreement which prejudices any substantial existing right of "Owners" or "holders" (each as defined and used in the Original Deposit Agreement) shall, as contemplated in section 6.1 of the Original Deposit Agreement, not become effective as to "Owners" and "holders" of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by the Deposit Agreement shall have been given to the "Owners" of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

      SECTION 1.4 American Depositary Receipt(s), ADR(s) and Receipt(s)

            The term "American Depositary Receipt(s)", "ADR(s)" and "Receipt(s)" shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate." Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.


                                       2
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      SECTION 1.5 Applicant.

            The term "Applicant" shall have the meaning set forth in Section
2.11.

      SECTION 1.6 Articles of Association.

            The term "Articles of Association" shall mean the articles of association (statuts/statuten) of the Company, as the same may be amended from time to time.

      SECTION 1.7 Beneficial Owner.

            The term "Beneficial Owner" shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof.

      SECTION 1.8 Certificated ADS(s).

            The term "Certificated ADSs" shall have the meaning set forth in
Section 2.14.

      SECTION 1.9 Commission.

            The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

      SECTION 1.10 Company.

            The term "Company" shall mean Delhaize Group, a societe anonyme/naamloze vennootschap organized under the laws of Belgium, and its successors.

      SECTION 1.11 Custodian.

            The term "Custodian" shall mean (i) as of the date hereof Citibank International Plc London, as agent of the Depositary for the purposes of this Deposit Agreement, (ii) Citibank, N.A., acting as custodian of Deposited Securities pursuant to the Deposit Agreement, and (iii) any other firm or corporation organized under the laws of Belgium which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, and with notice to the Company, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

      SECTION 1.12 Deliver and Delivery.

            The term "Deliver" and "Delivery" shall mean (x) when used in respect of Shares and other Deposited Securities, their book-entry transfer in any Settlement System and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible under any applicable law.


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      SECTION 1.13 Deposit Agreement.

            The term "Deposit Agreement" shall mean this Amended and Restated Agreement and all exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

      SECTION 1.14 Depositary.

            The term "Depositary" shall mean Citibank, N.A. a national banking association organized under the laws of the United States in its capacity as the depositary under the terms of the Deposit Agreement, and any successor depositary hereunder.

      SECTION 1.15 Deposited Securities.

            The term "Deposited Securities" as of any time shall mean all Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, instruments, property and cash held by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5. Notwithstanding anything else contained herein, the securities, property and cash delivered to the Custodian in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as "Deposited Securities" thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Securities hereunder in all respects. The collateral delivered in connection with Pre-Release described in
Section 2.11 shall not constitute Deposited Securities.

      SECTION 1.16 Dollars.

            The term "Dollars" and "$" shall mean United States dollars.

      SECTION 1.17 DTC

            The term "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

      SECTION 1.18 DTC Participant

            The term "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting.

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      SECTION 1.19 Exchange Act.

            The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      SECTION 1.20 Foreign Currency.

            The term "Foreign Currency" shall mean any currency other than Dollars.

      SECTION 1.21 Full Entitlement ADR(s), Full Entitlement ADS(s) and Full Entitlement Share(s).

            The terms "Full Entitlement ADR(s)", "Full Entitlement ADS(s)" and "Full Entitlement Share(s)" shall have the respective meaning set forth in
Section 2.13.

      SECTION 1.22 Holder.

            The term "Holder" shall mean the person(s) in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The "Owners" (as defined in the Original Deposit Agreement) of American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Holders under the terms of the Deposit Agreement.

      SECTION 1.23 Original Deposit Agreement.

            The term "Original Deposit Agreement" shall mean the deposit agreement, dated as of April 26, 2001, among the Company, The Bank of New York, as depositary, and the Owners and holders (as defined therein) of American depositary receipts issued thereunder.

      SECTION 1.24 Partial Entitlement ADR(s), Partial Entitlement ADS(s) and Partial Entitlement Share(s).

            The term "Partial Entitlement ADR(s)" , "Partial Entitlement ADS(s)" and "Partial Entitlement Share(s)" shall have the respective meanings set forth in Section 2.13.

      SECTION 1.25 Pre-Release.

            The term "Pre-Release" shall have the meaning set forth in Section 2.11.

      SECTION 1.26 Principal Office.

            The term "Principal Office", when used with respect to the Depositary, shall mean the office of the Depositary, which as of the date hereof is 388 Greenwich Street, New York, New York 10013, U.S.A.

      SECTION 1.27 Registrar.

            The term "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary (with notice to the Company) to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary (with notice to the Company) for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary with notice to the Company. Each Registrar (other than the Depositary) appointed pursuant to the Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

      SECTION 1.28 Restricted Securities.

            The term "Restricted Securities" shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act of 1933 or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Belgium, or under a shareholder agreement or the Articles of Association or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act of 1933 (as hereinafter defined), and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

      SECTION 1.29 Restricted ADR(s), Restricted ADS(s) and Restricted Shares.

            The term "Restricted ADR(s)", "Restricted ADS(s)" and "Restricted Shares" shall have the respective meanings set forth in Section 2.15.

      SECTION 1.30 Section.

            Wherever references are made in this Deposit Agreement to a "Section" or "Sections", such references shall mean a section or sections of this Deposit Agreement, unless otherwise required by the context.

      SECTION 1.31 Securities Act of 1933.

            The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

      SECTION 1.32 Settlement System.

            The term "Settlement System" shall mean any settlement system recognized under any applicable law to record a book-entry transfer of Shares and other Deposited Securities including any settlement organism (organisme de liquidation / vereffeningsinstellingen) or designated account holder (teneur de compte agree / erkende rekeninghouder) recognized from time to time under Belgian law.

      SECTION 1.33 Shares.

            The term "Shares" shall mean ordinary shares in dematerialized form of the Company, without nominal value, at any time validly issued and outstanding, and fully paid and free of any pre-emptive rights of the holders of outstanding Shares.

      SECTION 1.34 Uncertificated ADS(s).

            The term "Uncertificated ADS(s)" shall have the meaning set forth in
Section 2.14.

      SECTION 1.35 Voting Holder(s).

            The term "Voting Holder(s)" shall have the meaning set forth in
Section 4.7.

      SECTION 1.36 Voting Instructions.

            The term "Voting Instructions" shall have the meaning set forth in
Section 4.7.

      SECTION 1.37 Voting Instructions Date.

            The term "Voting Instructions Date" shall have the meaning set forth in Section 4.7.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER
           AND SURRENDER OF ADSs.

      SECTION 2.1 Appointment of Depositary.

            The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable Receipts. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable Receipt(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

      SECTION 2.2 Form and Transferability of ADSs.

            (a) Form. Certificated ADSs shall be evidenced by definitive Receipts which shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions as hereinafter provided, and which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. The Receipts may be issued under the Deposit Agreement in denominations of any whole number of ADSs. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to be a duly authorized signatory of the Depositary prior to the execution and delivery of such Receipts by the Registrar or was not a duly authorized signatory on the date of issuance of such Receipts. No Receipt and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Receipt shall have been so dated, signed, countersigned and registered (other than a receipt issued and outstanding as of the date hereof under the terms of the Original Deposit Agreement which from and after the date hereof becomes subject to the terms of the Deposit Agreement in all respects). The Receipts shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not Receipts outstanding hereunder.

            (b) Legends. The Receipts with prior written consent of the Company may be, and upon the request of the Company shall be, endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which ADSs may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

            (c) Title. Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such Receipt has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary or the Registrar) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any Receipt to any person or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder registered on the books of the Depositary or the Registrar or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner's representative, is the Holder registered on the books of the Depositary or the Registrar.

            The rights of any Holder or of any Beneficial Owner with respect to Deposited Securities shall be as set forth in this Deposit Agreement and a Receipt shall not confer on any such Holder or Beneficial Owner any rights against the Depositary, the Company or the Custodian except as specifically provided herein.

            (d) Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently "Cede & Co."). As such, the nominee for DTC will be the only "Holder" of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by a single Receipt in the form of a "Balance Certificate," which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants' respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

      SECTION 2.3 Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, in form reasonably satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement. Every deposit of Shares shall be accompanied by the following: (A) confirmation of the Delivery of such Shares to the Custodian or confirmation that irrevocable instructions have been given to cause the Delivery of such Shares to the Custodian, (B) such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited,
(D) evidence reasonably satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any competent authority in Belgium, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.

            Without limiting any other provision of the Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities except as contemplated by Section 2.15 nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs. No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Belgium and any necessary approval has been granted by any competent authority in Belgium, if any.

            Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act of 1933, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made upon terms contemplated in Section 2.15, or (B) any Shares or other securities the deposit of which would violate any provisions of the Articles of Association. For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

      SECTION 2.4 Registration and Safekeeping of Deposited Securities

            Deposited Securities shall be held by the Depositary or by a Custodian in the name and to the order of the Depositary, the Custodian or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine. The Depositary represents that the Deposited Securities held hereunder are to be held by it as record holder, subject to all the terms and conditions of the Deposit Agreement.

            The Depositary shall instruct the Custodian upon each Delivery of Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to transfer and register the Shares in any Settlement System (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either.

      SECTION 2.5 Issuance of ADSs.

            The Depositary has made arrangements with the Custodian for the Custodian to confirm to the Depositary upon receipt of a deposit of Shares (i) that a deposit of Shares has been made pursuant to Section 2.3, (ii) that such Shares have been registered in the name of the Depositary, the Custodian or a nominee of either in a Settlement System, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but, in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADS(s). The Depositary shall only issue ADSs in whole numbers and deliver, if applicable, Receipt(s) evidencing whole numbers of ADSs. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in the Deposit Agreement.

      SECTION 2.6 Transfer of Receipts; Combination and Split-up of Receipts.

            (a) Transfer. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

            (b) Combination & Split-up. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

            (c) Co-Transfer Agents. The Depositary may appoint one or more co-transfer agents with notice to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary and notify the Company of such appointment. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and shall be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary with notice to the Company. Each co-transfer agent appointed pursuant to this Section 2.6 shall give notice in writing to the Depositary and Company accepting such appointment and agreement to be bound by the applicable terms of this Deposit Agreement. Co-transfer agents may be appointed or removed from appointment by the Depositary with notice to the Company.

      SECTION 2.7 Surrender of ADSs and Withdrawal of Deposited Securities.

            The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by such ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice),
(iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Articles of Association and of any applicable laws and the rules of any book-entry settlement entity (including any Settlement System), and to any provisions of or governing the Deposited Securities , in each case as in effect at the time thereof.

            Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the

Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so cancelled, of the Articles of Association, of any applicable laws and of the rules of any book-entry settlement entity (including any Settlement System), and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

            The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of the Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

            Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

            The Depositary will not deliver Deposited Securities except upon receipt and cancellation of ADSs.

      SECTION 2.8 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

            (a) Additional Requirements. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any ADSs, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian or the Registrar may require (i) payment from the depositor of Shares or the presenter of the ADSs or Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B hereto, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature, and (iii) compliance with any (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities, (B) the provisions of the Articles of Association and applicable resolutions or regulations adopted by the Company's board of directors, and (C) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.8, and applicable law.

            (b) Additional Limitations. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or a Settlement System are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or authority or commission, or any securities exchange on which the ADSs or Shares are listed or under any provision of this Deposit Agreement, or under any provision of, or governing, the Deposited Securities, or because of a meeting of the holders of the Shares, or for any other reason, subject, in all cases, to the provisions of
Section 7.7.

            (c) Regulatory Restrictions. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or a Settlement System (when applicable) or the deposit of Shares in connection with voting at a meeting of the holders of Shares, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs, Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 under the Securities Act of 1933 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless (i) a registration statement is in effect as to such Shares or (ii) the deposit is made upon terms contemplated in Section 2.15.

      SECTION 2.9 Lost Receipts, etc.

            In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange of and substitution for such mutilated Receipt upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen Receipt, in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

      SECTION 2.10 Cancellation and Destruction of Surrendered Receipts.

            All Receipts surrendered to the Depositary shall be cancelled by the Depositary. Canceled ADRs shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable against the Depositary or the Company for any purpose. The Depositary is authorized to destroy Receipts so cancelled and shall keep records, in accordance with Section 5.10, with respect to all Receipts so destroyed. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

      SECTION 2.11 Pre-Release of ADSs.

Subject to the further terms and provisions of this Section 2.11, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares as contemplated to Section 2.3 and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities as contemplated in
Section 2.7, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release"). The Depositary may receive ADSs in lieu of Shares under (i) above (which ADSs will promptly be canceled by the Depositary upon receipt by the Depositary) and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release will be
(a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

            The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      SECTION 2.12 Escheatment.

            In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

      SECTION 2.13 Partial Entitlement ADSs.

            In the event any Shares are deposited which (i) entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit under the Deposit Agreement or (ii) are not fully fungible (including, without limitation, as to settlement or trading) with the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement, "Partial Entitlement Shares"), the Depositary may upon consultation with the Company (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Deposit Agreement, issue ADSs representing Partial Entitlement Shares which are separate and distinct from the ADSs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) and, if applicable, by issuing Receipts evidencing such ADSs with applicable notations thereon ("Partial Entitlement ADSs/ADRs" and "Full Entitlement ADSs/ADRs", respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of the Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section
2.13. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of this Section 2.13. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

      SECTION 2.14 Certificated/Uncertificated ADSs.

            Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by Receipts (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by Receipt(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.2. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.1 (b), 4.2, 4.3, and 4.8, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to

Certificated ADSs, except as contemplated by this Section 2.14. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this
Section 2.14. Any references in the Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.14 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.14) and (b) the terms of this Section 2.14, the terms and conditions set forth in this Section 2.14 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

      SECTION 2.15 Restricted ADSs.

            The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, "Restricted Shares"). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing such deposited Restricted Shares (such ADSs, the "Restricted ADSs," and the ADRs evidencing such Restricted ADSs, the "Restricted ADRs"). The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and reasonably satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws. The depositors of such Restricted Shares and the holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder. The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer. Except as set forth in this Section 2.15 and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.15) and (b) the terms of (i) this Section 2.15 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.15 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

            If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.15 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares,
(ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.15 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

ARTICLE 3. CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS.

      SECTION 3.1 Filing Proofs, Certificates and Other Information.

            Any person presenting Shares for deposit or any Holder and any Beneficial Owner of ADSs may be required and every Holder and Beneficial Owner agrees from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or other information and to make such representations and warranties, as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and the applicable ADR(s). The Depositary may withhold the execution or delivery or registration of transfer of any Receipt or ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties are made to the Depositary's reasonable satisfaction or as the Company may reasonably require by written request to the Depositary. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

      SECTION 3.2 Liability for Taxes.

            If any tax or other governmental charge shall become payable with respect to any ADSs or any Deposited Securities represented by any ADSs, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner of such ADSs or Deposited Securities represented by such ADSs to the Depositary. The Depositary may refuse the deposit of Shares, refuse to issue ADSs, to deliver Receipts, to effect registration of transfer of such ADSs or any transfer or withdrawal of Deposited Securities represented by ADSs until such payment is made, and the Company or the Depositary may withhold any dividends or other distributions, or the Depositary may sell for the account of the Holder thereof and/or a Beneficial Owner any part or all of the Deposited Securities represented by the ADSs, and the Company or the Depositary, as applicable, may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax (including applicable interest and penalties) or other governmental charge and the Holder and Beneficial Owner shall remain liable for any deficiency. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

      SECTION 3.3 Representation and Warranties on Deposit of Shares.

            Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued and outstanding, fully paid, and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and
(v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.15), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      SECTION 3.4 Compliance with Information Requests.

            Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of Euronext

Brussels, The New York Stock Exchange, Inc., and any other stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Articles of Association, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

      SECTION 3.5 Ownership Restrictions.

            Notwithstanding any other provision in the Deposit Agreement or any Receipt, but subject to applicable law, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association. The Company may also restrict, in such manner as it deems appropriate, but subject to applicable law, transfers of the ADSs where such transfer may result in the total number of Shares including Shares represented by the ADSs, owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this Section 3.5.

      SECTION 3.6 Reporting Obligations and Regulatory Approvals.

            Applicable laws and regulations may require holders and/or beneficial owners of Shares, and Holders and/or Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or Affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

      SECTION 3.7 Disclosure of Interest. The Company has advised the Depositary and the parties to the Deposit Agreement acknowledge that, Belgian law, as in effect on the date of the Deposit Agreement, provides that:

            (a) Any person or legal entity, which owns or acquires securities of the Company granting voting rights (including Shares) (either directly or by ownership of ADSs or both), whether representing the share capital or not, must disclose to the Company and to the Belgian Banking, Finance and Insurance Commission the number of securities that such person or legal entity owns, alone or jointly with one or several other persons or legal entities, when the voting rights attached to such securities amount to 3 percent or more of the total of the voting rights existing when the situation triggering the disclosure obligation occurs. Such person or legal entity must make the same disclosure in the event of a transfer or of an additional acquisition of such securities when, after such transaction, the voting rights attached to securities owned by such person or legal entity amount to 5 percent, 10 percent, and so on by blocks of 5 percent of the total of the voting rights existing when the situation triggering the disclosure obligation occurs, or when the voting rights attached to securities owned by such person or legal entity fall below one of the thresholds referred to in this Section 3.7(a);

            (b) Any person or legal entity which acquires or transfers, alone or jointly, the direct or indirect control of a corporation or other legal entity which owns 3 percent at least of the voting rights of the Company (either directly or by ownership of ADSs or both) must disclose such acquisition or transfer to the Company and to the Belgian Banking, Finance and Insurance Commission;

            (c) A disclosure described above is also required when, as a result of events changing the breakdown of voting rights, the percentage of the voting rights attached to the voting securities reaches, exceeds or falls below the thresholds referred to in Section 3.7(a) above, even when no acquisition or disposal of securities has occurred (e.g., as a result of a capital increase or a capital decrease of the Company). A disclosure is equally required when persons or legal entities enter into, modify or terminate an agreement of action in concert, when as result thereof, the percentage of the voting rights subject to the action in concert or the percentage of the voting rights of one of the parties to the agreement of action in concert reaches, exceeds or falls below the thresholds referred to in Section 3.7(a) above;

            (d) Disclosure statements referred to in this Section 3.7 must be addressed to the Belgian Banking, Finance and Insurance Commission (whose offices are currently located Rue du Congres 12-14, 1000 Brussels, Belgium) and to the board of directors of the Company at the latest the fourth trading day in Euronext Brussels following the day on which (i) the person or legal entity is aware of the acquisition or the disposal or the possibility of exercising voting rights, or, having regard to the circumstances, should have been aware of it, regardless of the date on which the acquisition, disposal or possibility of exercising voting rights takes effect, (ii) the person or legal entity is aware of the event changing the break down of voting rights, (iii) an agreement of action in concert is entered into, modified or terminated, or (iv) for securities acquired by succession, the succession is accepted by the heirs, as the case may be, under the benefit of inventory (as such term is defined under Belgian law);

            (e) Unless otherwise provided by legal provisions in force, no one will be allowed to vote at a meeting of the holders of the Shares a number of securities greater than the number validly disclosed, to the extent required, at the latest twenty (20) days before such meeting, in compliance with legal provisions in force and with the Articles of Association; and

            (f) ADSs are assimilated by Belgian law to securities of the Company granting voting right, such as Shares. As a result thereof, the disclosure requirements and limitations set out in Sections 3.7 (a) to (e) above are applicable to any Beneficial Owner by reference to the number of both ADSs and Shares (that are not Deposited Securities) beneficially owned by such Beneficial Owner.

            This Section 3.7 is a summary of the applicable provisions of Belgian law, as in effect as of the date of the Deposit Agreement, regarding disclosure of interests in the Company and shall not limit the obligations of Holders and Beneficial Owners to comply with all relevant provisions of Belgian law, as applicable from time to time.

            Each Holder and Beneficial Owner shall be deemed to have authorized the Depositary and the Custodian to comply with any request from the Company or any competent authority to disclose any information about any interest or any transaction of such Holder or Beneficial Owner in ADSs or Shares.

ARTICLE 4. THE DEPOSITED SECURITIES.

      SECTION 4.1 Cash Distributions.

            (a) Cash Distributions.

            Whenever the Company intends to make a distribution of a cash dividend or other cash distribution on any Deposited Securities, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the receipt of such notice, the Depositary shall establish the record date upon the terms described in Section 4.6. Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms hereof, the Depositary shall, subject to the provisions of Section 4.5, (i) convert such dividend or distribution into Dollars, (ii) if applicable and unless previously established, establish the record date upon the terms described in Section 4.6 and (iii) as promptly as practicable distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9, if applicable) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holders shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent will remit to the appropriate tax authorities in Belgium all amounts, if any, withheld and owing to such tax authorities. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, tax or other authorities and the Depositary, the Company, the Custodian or their respective agents may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders.

            (b) Elective Distributions in Cash or Shares.

            Whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the date applicable to holders of Deposited Securities entitled to receive such elective distribution and indicating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders,
(ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 5.7. If the above conditions are not satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made by the Company in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1(a) or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Any distribution in cash shall be made upon the terms described in Section 4.1(a), and any distribution in ADSs shall be made upon the terms described in
Section 4.3. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

      SECTION 4.2 Distributions Other Than Cash, Shares or Rights.

            Subject to the provisions of Section 4.11 and Section 5.9, whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to the Holders of ADSs. Whenever the Depositary shall receive a distribution other than cash, Shares or rights to purchase additional Shares, and upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall cause such securities or other property received by it to be distributed as promptly as reasonably practicable to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem lawful and reasonably practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders or Beneficial Owners) the Depositary reasonably deems such distribution not to be reasonably practicable, the Depositary may adopt such method as it may deem lawful and reasonably practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      SECTION 4.3 Distributions in Shares.

            Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the date applicable for determining holders of Deposited Securities entitled to receive such distribution. Upon the receipt of such notice from the Company, the Depositary shall establish a record date upon the terms described in Section 4.6. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall, if the Company shall so request, distribute as promptly as reasonably practicable to the Holders entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, additional ADSs representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9 and Exhibit B hereto. In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If additional ADSs are not so distributed (i.e., if the Company requests that no additional ADSs representing the amount of Shares received as dividend or free distribution be distributed to the Holders), each American Depositary Share shall thenceforth, to the extent permitted by law, also represent the additional Shares distributed upon the Deposited Securities represented thereby.

      SECTION 4.4 Rights.

            (a) Distribution to ADS Holders. Whenever the Company intends to distribute to the holders of any Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying inter alia, the date applicable for determining holders of Deposited Securities entitled to receive such distribution and stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon the receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received reasonably satisfactory documentation within the terms of
Section 5.7, and (iii) the Depositary shall have determined that it is reasonably practicable to make such rights available to Holders. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the purchase price and of the applicable (I) fees and charges of, and expenses incurred by, the Depositary and (II) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

            (b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive reasonably satisfactory documentation within the terms of Section 5.7 or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem reasonably practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable
(a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1 (a).

            (c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

            The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or
(iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with such rights.

            Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company or the Depositary to make such rights or such securities available to Holders and to sell the securities represented by such rights, the Depositary will not make such rights available to the Holders (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be made available, in each case reasonably satisfactory to the Depositary, to the effect that the offering of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

            In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and reasonably practicable to pay any such taxes or charges.

            There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      SECTION 4.5 Conversion of Foreign Currency.

            Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall , as promptly as reasonably practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) in accordance with the terms of the applicable sections of the Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

            If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

            If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any government, agency or authority that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

      SECTION 4.6 Fixing of Record Date.

            Whenever the Depositary shall receive notice of the fixing of a date by the Company for the determination of holders of Shares entitled to vote at any meeting of holders of the Shares or entitled to receive any distribution or proceeds (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Share(s) represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of the Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company to the extent reasonably practicable, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or proceeds, to give instructions for the exercise of voting rights at any such meeting or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Share(s) represented by each ADS. The Depositary shall make reasonable efforts to establish the record date upon the terms described in this Section 4.6 as closely as possible to the applicable date for the Deposited Securities (if any) set by the Company. Subject to applicable law and the other terms and conditions of this Deposit Agreement, only the Holders at the close of business in New York on the record date established by the Depositary upon the terms described in this Section 4.6 shall be entitled to receive such distribution or proceeds, to give instructions for the exercise of voting rights at any such meeting or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Share(s) represented by each ADS.

      SECTION 4.7 Voting.

            (a) Distribution of Voting Information. As soon as practicable after receipt by the Depositary of notice of any meeting of the holders of Shares, the Depositary shall distribute to the Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (i) such information as is contained in such notice of meeting received by the Depositary from the Company, (ii) a statement that the Holders as of the close of business on a record date established by the Depositary upon the terms described in
Section 4.6 ("Voting Holders ") will be entitled to give instructions to the Depositary as to the exercise of the voting rights ("Voting Instructions"), if any, pertaining to the number of their Shares represented by their ADSs, (iii) a statement as to the manner in which such instructions may be given, including the following express indications: (x) that no voting rights will be exercised by the Depositary if it does not receive such instructions by the date established by the Depositary for such purpose ("Voting Instructions Date") , and (y) that a Voting Instruction which does not clearly identify the Voting Holder will be deemed by the Depositary, and if so deemed by the Depositary then so deemed by the Company, to be null and void, and (iv) information on how the Voting Holder may instruct the Depositary to vote.

            (b) Blocking of ADSs and Blocking of Shares. Holders who have delivered valid Voting Instructions to the Depositary on or before the Voting Instruction Date must follow the procedure established by the Depositary for "blocking" such ADSs for which such Voting Instructions has been given for a period to commence on the date the respective Voting Instructions are received by the Depositary until the day after the meeting of the holders of the Shares in respect of which such Voting Instructions have been so received.

            In addition, a precondition for exercising any voting rights with respect to any Beneficial Owners who are not Holders of ADSs on the books of the Depositary is that such Beneficial Owners arrange for the deposit in a blocked account established for such purpose of the relevant number of ADSs for a period to commence on the date the respective Voting Instructions are received by the Depositary until the day after such meeting. The Depositary will use its best efforts to implement and maintain procedures to allow for blocking of ADSs as contemplated by the preceding sentence.

            Any person who becomes a Holder of ADSs subsequent to the close of business on the record date established by the Depositary upon the terms described in Section 4.6 and who wishes to exercise the voting right in respect of the Shares represented by such ADSs shall be able to do so only by (i) surrendering the ADSs (and the Receipts evidencing such ADSs, if applicable) and withdrawing such Shares as provided in Section 2.7, (ii) by holding such Shares on the applicable date for the Shares (if any) set by the Company for the determination of holders of Shares entitled to vote and by (iii) "blocking" the Shares so withdrawn for voting in accordance with the notice of the upcoming meeting and the Articles of Association.

            The provisions of this Section 4.7(b) on the blocking of ADSs and the blocking of Shares shall not be applicable in respect of any meeting of the holders of the Shares for which the Company has established any date for the determination of holders of Shares entitled to vote at such meeting.

            (c) Voting. Upon (i) receipt of a valid Voting Instructions from a Voting Holder received on or before the Voting Instructions Date, and (ii) compliance with the conditions described herein, the Depositary shall endeavor, insofar as practicable and subject to any applicable laws and provisions of the Deposit Agreement and the Articles of Association, to cause to be voted the number of Deposited Securities represented by such Voting Holder's ADSs in accordance with the Voting Instructions. The Depositary agrees not to vote, cause to be voted or attempt to exercise the right to vote that attaches to any Shares, other than in accordance with valid Voting Instructions given in compliance with this Section 4.7.

            The right of any Voting Holder to give instructions to the Depositary as to the exercise of voting rights or the right of any Voting Holder to vote withdrawn Deposited Securities in person or by proxy may be limited if such Holder fails to comply with the requirements described in Sections 3.4, 3.5, 3.6 and 3.7.

            Unless otherwise indicated in the notice distributed by the Depositary pursuant to Section 4.7(a), if the Depositary receives from a Holder (who has otherwise satisfied all conditions to voting contemplated herein) Voting Instructions which fail to specify the manner in which the Depositary is to vote the Shares represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of all resolutions for which the Company's board of directors recommends approval.

            (d) General. The Depositary agrees, upon the request of Company, to provide to the Company copies of the Voting Instructions it receives (in the case of Voting Instructions received from Holders by any electronic means, a tabulation of such Voting Instructions) as promptly as practicable, and at the latest two (2) business days prior to any upcoming meeting date, upon receipt thereof.

            Holders who have delivered Voting Instructions agree that such Voting Instruction may, at the request of the Company, be disclosed by the Company, for purposes of compliance with Belgian law, in connection with any meeting of the holders of the Shares, whether prior, during or after such meeting.

            There can be no assurance that Holders generally or any Holder in particular will receive the notice described in Section 4.7(a) sufficiently prior to the Voting Instructions Date to ensure that the Depositary will vote the Shares in accordance with the provisions set forth in this Section 4.7.

            Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, subject to the discretion of the Company, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of the holders of the Shares, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials); provided, that, upon request of any Holder, the Depositary timely distributes to such Holder the materials provided to the Depositary in connection with any meeting of the holders of the Shares.

            Notwithstanding anything else contained in the Deposit Agreement or any Receipt to the contrary, and to the extent not prohibited by law or regulation, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.7).

      SECTION 4.8 Changes Affecting Deposited Securities.

            In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall, to the extent not prohibited by law, be treated as new Deposited Securities under this Deposit Agreement, and ADSs shall thenceforth represent the rights and interests in the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, issue additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically representing rights and interests in such new Deposited Securities. In giving effect to such change in nominal value, change in par value, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company reasonably satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a dividend in Shares, (ii) amend the Deposit Agreement and the applicable Receipts, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding Receipts to be exchanged for new Receipts, and (v) take such other actions as are reasonably requested by the Company. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new ADSs and new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1(a). The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or
(iii) any liability to the purchaser of such securities.

      SECTION 4.9 Reports ; Available Information.

            The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of record of the Deposited Securities and (b) made generally available to the holders of Shares by the Company. The Depositary shall also, upon written request, send to the Holders copies of such reports furnished by the Company pursuant to Section 5.6. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulation of the Commission.

            The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or submit certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549.

      SECTION 4.10 Lists of Holders.

            Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of the date indicated by the Company, of the names, addresses and holdings of ADSs of all Holders.

      SECTION 4.11 Withholding; Taxation.

The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

            If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

            The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

      SECTION 5.1 Maintenance of Office and Transfer Books by the Depositary.

            Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the issuance and delivery of ADSs, the acceptance for surrender of ADSs for the purpose of withdrawal of Deposited Securities, the registration of issuances, cancellations, transfers, combinations and split-ups of ADSs and, if applicable, to countersign Receipts evidencing the ADSs so issued, transferred, combined or split-up, in each case, in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books for the registration of issuances, cancellation and transfers of ADSs which at all reasonable times shall be open for inspection by the Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the ADSs.

            The Company shall have the right to inspect the books for the registration and transfer of ADSs of the Depositary and its agents, to make copies thereof and to require the Depositary and its agents to supply copies of such portions of such books as the Company may reasonably request.

            The Depositary may close its transfer books, at any time or from time to time, when deemed reasonably expedient by it in connection with the performance of its duties hereunder. The Depositary shall close its transfer books at the request of the Company.

            If any ADSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint, with notice to the Company, a Registrar or one or more co-registrars for registration of issuances, cancellations, transfers, combinations and split-ups of ADSs and, if applicable, to countersign Receipts evidencing the ADSs so issued, transferred, combined or split-up, in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrar shall act as agent of the Depositary and may be removed and a substitute or substitutes appointed by the Depositary with notice to the Company.

      SECTION 5.2 Prevention or Delay in Performance by the Depositary or the Company.

            None of the Depositary, the Company, and any of their respective directors, officers, employees, agents and Affiliates shall incur any liability to any Holder or Beneficial Owner of any ADSs, if by reason of any provision of any present or future law or regulation of the United States or Belgium or any other country, or of any governmental or authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, the Company or any of their respective directors, officers, employees, agents or Affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which must be done or performed under or in connection with this Deposit Agreement; nor shall the Depositary, the Company or any of their respective directors, employees, officers, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any ADSs by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which must be performed under or in connection with this Deposit Agreement , by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, or for any consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3, or an offering or distribution pursuant to Section 4.4 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering for the account of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

      SECTION 5.3 Obligations of the Depositary, the Custodian and the Company.

            The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

            Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.

            The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

            The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

            The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence or bad faith.

            The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

      SECTION 5.4 Resignation and Removal of the Depositary.

            The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2) or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed as Depositary hereunder by the Company by written notice of such removal, which removal shall become effective upon the later to occur of (i) the 60th day after delivery of the notice to the Depositary, or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding ADSs together with copies of such records relating to ADSs as the Company or successor depositary may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to the Holders.

            Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      SECTION 5.5 The Custodian.

The Depositary has initially appointed Citibank International Plc London, as Custodian for the purpose of the Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian with notice to the Company. The Depositary shall require such resigning or discharged Custodian to Deliver, or cause the Delivery of, the Deposited Securities held by it, together with all such records maintained by it as Custodian with respect to such Deposited Securities as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Securities with notice to the Company, or discharge the Custodian with respect to any Deposited Securities and appoint a substitute custodian with notice to the Company, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADSs, each other Custodian and the Company.

            Citibank, N.A. may at any time act as Custodian of the Deposited Securities pursuant to the Deposit Agreement, in which case any reference to Custodian shall mean Citibank, N.A. solely in its capacity as Custodian pursuant to the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary shall not be obligated to give notice to any Holders of ADSs or any other Custodian of its acting as Custodian pursuant to the Deposit Agreement.

            Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Securities without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

      SECTION 5.6 Notices and Reports.

            On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

            The Company shall arrange for the translation into English and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary shall arrange for the distribution, at the Company's expense, of such notices, reports and communications to all Holders and make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company shall timely provide the Depositary with the quantity of such notices, reports, and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such distribution.

      SECTION 5.7 Distribution of Additional Shares, Rights, etc.

            The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all reasonable steps necessary to ensure that the proposed transaction does not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act, and the securities laws of the states of the U.S.). In support of the foregoing, the Company will furnish to the Depositary and if reasonably requested by the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act of 1933 to be in effect or (2) is exempt from the registration requirements of the Securities Act of 1933 and (b) an opinion of Belgian counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Belgium and (2) all requisite regulatory consents and approvals have been obtained in Belgium. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement under the Securities Act of 1933 has been declared effective or has otherwise become effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act of 1933, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act of 1933 or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act of 1933. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

            Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

      SECTION 5.8 Indemnification.

            The Company agrees to indemnify the Depositary, the Custodian, the Registrar and any of their respective directors, officers and employees against, and hold each of them harmless from, any direct liability, loss, tax, charge, or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of ADRs, ADSs, the Shares, or other Deposited Securities, as the case may be, (b) out of or as a result of any offering documents in respect thereof or (c) out of acts performed or omitted (including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding and approved by the Company) in compliance with the terms of the Deposit Agreement, the ADRs, the ADSs, the Shares, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian, the Registrar and any of their respective directors, officers and employees, except in any such case of (a) through (c) above, to the extent that such direct loss, liability, tax, charge or expense was in any way caused by (x) the negligence or bad faith of the Depositary, the Custodian, the Registrar or any of their respective directors, officers and employees or (y) any delivery by the Depositary, the Custodian, the Registrar or any of their respective directors, officers and employees, of information not prepared or approved by the Company.

            The Depositary agrees to indemnify the Company and each of its directors, officers and employees against, and hold each of them harmless from, any direct liability, loss, tax, charge or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, the Custodian, the Registrar or any of their respective directors, officers and employees under the terms, or in breach of the terms, of the Deposit Agreement due to the negligence or bad faith of the Depositary, the Custodian, the Registrar or any of their respective directors, officers and employees.

            The obligations set forth in this Section shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

      SECTION 5.9 Charges of Depositary.

The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement in writing between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

            Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable

Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions are payable to the Depositary as of the date of such distribution by Holders who hold ADSs as of the applicable record date established by the Depositary pursuant to Section 4.6. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash, the Depositary will, on or after the date of such distribution, invoice the applicable Holders as of the applicable record date established by the Depositary pursuant to Section 4.6. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

            The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree in writing from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree in writing from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement in writing between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three
(3) months. The charges and expenses of the Custodian and the Registrar are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal, and such Depositary shall have no right to receive payment of any fees, charges and expenses incurred after the effectiveness of such resignation or removal.

      SECTION 5.10 Restricted Securities Owners.

            The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.15) and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder (except under the circumstances contemplated in Section 2.15).

      SECTION 5.11 Public Announcements.

            The Depositary shall not use the Company's name in any press release, advertisement or other public communication without the prior written consent of the Company; provided, however, that the Depositary may make reference to the fact that it serves as Depositary in any document which merely lists the issuers for whom the Depositary provides depositary services and may respond to general inquiries from Holders, Beneficial Owners, The New York Stock Exchange, Inc., or any governmental or regulatory authorities.

ARTICLE 6. AMENDMENT AND TERMINATION.

      SECTION 6.1 Amendment.

            The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of any applicable laws.

      SECTION 6.2 Termination.

            The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by providing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by providing notice of such termination to the Company and the Holders all ADSs then outstanding if at any time sixty (60) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. On and after the date of termination, the Holder of ADSs will, upon (a) Delivery of ADSs to the Depositary, (b) payment of the fee of the Depositary for the withdrawal of Deposited Securities referred to in Section 2.7, and (c) payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by his/her ADSs. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Holder thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of thirty (30) days from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9.

ARTICLE 7. MISCELLANEOUS.

      SECTION 7.1 Counterparts.

            This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder or Beneficial Owner of ADSs during business hours.

      SECTION 7.2 No Third Party Beneficiaries.

            This Deposit Agreement is for the exclusive benefit of the parties hereto (including the Holders and Beneficial Owners) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

      SECTION 7.3 Severability.

            In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      SECTION 7.4 Holders and Beneficial Owners as Parties; Binding Effect.

            The Holders and Beneficial Owners of ADSs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the applicable Receipts by accepting the receipt thereof.

      SECTION 7.5 Notices.

            Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or facsimile transmission confirmed by letter, addressed to Delhaize Group, Square Marie Curie 40, 1070 Brussels, Belgium, Attention: Chief Financial Officer (fax no. +32 2 412 22 22), or any other place to which the Company may specify in writing to the Depositary, with a copy to Hunton & Williams LLP, 1900 K Street, N.W., Washington, D.C. 20006 U.S.A., Attention: J. Steven Patterson (fax no. 202 778 7435).

            Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail, air courier or facsimile transmission confirmed by letter, addressed to Citibank, N.A. 388 Greenwich Street, New York, New York 10013, U.S.A., Attention:
Depositary Receipts Department (fax no. 212-816-6865), or any other place to which the Depositary may specify in writing to the Company.

            Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or the Registrar, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be sent to some other address, at the address designated in such request or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders.

            Delivery of a notice to (i) the Company or the Depositary sent by mail, air courier or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same is received, and (ii) the Holder sent by mail, air courier or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such facsimile transmission shall not be subsequently confirmed by letter.

            Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

      SECTION 7.6 Governing Law.

            This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without reference to principles of choice of law thereof.

            The provisions of this Section 7.6 shall survive any termination of the Deposit Agreement, in whole or in part.

      SECTION 7.7 Compliance with U.S. Securities Laws.

            Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of any Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      SECTION 7.8 Submission to Jurisdiction; Appointment of Agent for Service of Process.

            Except as set forth in the following paragraph of this Section 7.8, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company irrevocably designates and appoints Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, in the State of New York, Borough of Manhattan, as the Company's authorized agent (the "Agent") to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company arising out of or relating to the Shares, Deposited Securities, the ADSs, the Receipts or the Deposit Agreement in any federal or state court as described in the preceding sentence or in the next paragraph of this Section
7.8. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such Agent of its appointment as such Agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any ADSs or Receipts remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.8 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

            Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under the Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

            The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.8, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement. The provisions of this
Section 7.8 shall survive any termination of the Deposit Agreement, in whole or in part.

      SECTION 7.9 Waiver of Immunities.

            To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

            The provisions of this Section 7.9 shall survive any termination of the Deposit Agreement, in whole or in part.

      SECTION 7.10 Assignment.

            Subject to the provisions of Section 5.4, the Deposit Agreement may not be assigned by either the Company or the Depositary.

      SECTION 7.11 Titles and References.

            (a) Deposit Agreement. All references in the Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of the Deposit Agreement unless expressly provided otherwise. The words "the Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect at the relevant time between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of the Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in the Deposit Agreement. References to "applicable laws and regulations" or words of similar import shall refer to laws and regulations applicable to ADRs, ADSs or Deposited Securities as in effect at the relevant time of determination, unless otherwise required by law or regulation.

            (b) ADRs. All references in any ADR(s) to paragraphs, exhibits, articles, sections, subsections, and other subdivisions refer to the paragraphs, exhibits, articles, sections, subsections and other subdivisions of the ADR(s) in question unless expressly provided otherwise. The words "the Receipt", "the ADR", "herein", "hereof", "hereby", "hereunder", and words of similar import used in any ADR refer to the ADR as a whole and as in effect at the relevant time, and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender in any ADR shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to paragraphs of any ADR are included for convenience only and shall be disregarded in construing the language contained in the ADR. References to "applicable laws and regulations" or words of similar import shall refer to laws and regulations applicable to ADRs, ADSs or Deposited Securities as in effect at the relevant time of determination, unless otherwise required by law or regulation.

      SECTION 7.12 Amendment and Restatement.

            The Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to the Deposit Agreement. All Receipts issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipts attached as Exhibit A hereto. However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of Receipts attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

            The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Deposit Agreement to all "Owners" (as defined in the Original Deposit Agreement) of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform "Owners"(as defined in the Original Deposit Agreement) of American depositary shares issued as "certificated American depositary shares" and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more Receipt(s) issued pursuant to the Deposit Agreement.

            "Owners" and "holder" (each as defined in the Original Deposit Agreement) of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, irrespective of whether such Holder exchange their American depositary receipts issued under the Original Deposit Agreement for one or more ADR(s) issued pursuant to the Deposit Agreement, provided, however, that any term of the Deposit Agreement that prejudices any substantial existing right of "Owners" or "holders" of American depositary shares issued under the Original Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

            IN WITNESS WHEREOF, DELHAIZE GROUP and CITIBANK, N.A. have duly executed this agreement as of the day and year first set forth above and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof.

                                               DELHAIZE GROUP


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                               CITIBANK, N.A.,
                                               as Depositary


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                    EXHIBIT A

                                  [FORM OF ADR]

Number:____________                                       CUSIP NUMBER:  _______

                                                American Depositary Shares (each
                                                American Depositary Share
                                                representing the right to
                                                receive one (1) fully paid
                                                Share)

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                                 DELHAIZE GROUP

                    (Incorporated under the laws of Belgium)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADSs"), representing deposited ordinary shares, including evidence of rights to receive such ordinary shares (the "Shares"), of Delhaize Group, a societe anonyme organized under the laws of Belgium (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents the right to receive one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank International Plc, London (the "Custodian"). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs" or "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of [Date], 2009 (as amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

            The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs. The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section
2.14 of the Deposit Agreement.

            (2) Surrender of Receipts and Withdrawal of Shares. The Holder of ADSs shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by such ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of the Deposit Agreement and Exhibit B of the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Articles of Association and of any applicable laws and the rules of any book-entry settlement entity (including any Settlement System), and to any provisions of or governing the Deposited Securities , in each case as in effect at the time thereof.

            Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver, or cause the Delivery of, in each case, without unreasonable delay, the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so cancelled, of the Articles of Association, of any applicable laws and of the rules of any book-entry settlement entity (including any Settlement System), and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

            The Depositary shall not accept for surrender ADSs representing less than one (1) Share. In the case of the Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

            Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary will not deliver Deposited Securities except upon receipt and cancellation of ADSs.

            (3) Transfers, Split-Ups, and Combinations of Receipts. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

            The Depositary may appoint one or more co-transfer agents with notice to the Company for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary and notify the Company of such appointment. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to Receipts and shall be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary with notice to the Company. Each co-transfer agent appointed pursuant to Section 2.6 of the Deposit Agreement shall give notice in writing to the Depositary and Company accepting such appointment and agreement to be bound by the applicable terms of this Deposit Agreement. Co-transfer agents may be appointed or removed from appointment by the Depositary with notice to the Company.

            (4) Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any ADSs, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian or the Registrar may require (i) payment from the depositor of Shares or the presenter of the ADSs or Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 of the Deposit Agreement and Exhibit B of the Deposit Agreement, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signatures and (iii) compliance with any (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities, (B) the provisions of the Articles of Association and applicable resolutions or regulations adopted by the Company's board of directors, and (C) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 2.8 of the Deposit Agreement, and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of outstanding ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or a Settlement System are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or authority or commission, or any securities exchange on which the ADSs or Shares are listed or under any provision of the Deposit Agreement, or under any provision of, or governing, the Deposited Securities, or because of a meeting of the holders of the Shares, or for any other reason, subject, in all cases, to the provisions of Section 7.7 of the Deposit Agreement.

Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding ADSs and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or Settlement System (when applicable) or the deposit of Shares in connection with voting at a meeting of the holders of Shares, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs, Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 under the Securities Act of 1933 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless (i) a registration statement is in effect as to such Shares or (ii) the deposit is made upon terms contemplated in Section 2.15 of the Deposit Agreement.

            (5) Disclosure of Interest. The Company has advised the Depositary and the parties to the Deposit Agreement acknowledge that, Belgian law, as in effect on the date of the Deposit Agreement, provides that:

            (a) Any person or legal entity, which owns or acquires securities of the Company granting voting rights (including Shares) (either directly or by ownership of ADSs or both), whether representing the share capital or not, must disclose to the Company and to the Belgian Banking, Finance and Insurance Commission the number of securities that such person or legal entity owns, alone or jointly with one or several other persons or legal entities, when the voting rights attached to such securities amount to 3 percent or more of the total of the voting rights existing when the situation triggering the disclosure obligation occurs. Such person or legal entity must make the same disclosure in the event of a transfer or of an additional acquisition of such securities when, after such transaction, the voting rights attached to securities owned by such person or legal entity amount to 5 percent, 10 percent, and so on by blocks of 5 percent of the total of the voting rights existing when the situation triggering the disclosure obligation occurs, or when the voting rights attached to securities owned by such person or legal entity fall below one of the thresholds referred to in this sub paragraph (a);

            (b) Any person or legal entity which acquires or transfers, alone or jointly, the direct or indirect control of a corporation or other legal entity which owns 3 percent at least of the voting rights of the Company (either directly or by ownership of ADSs or both) must disclose such acquisition or transfer to the Company and to the Belgian Banking, Finance and Insurance Commission;

            (c) A disclosure described above is also required when, as a result of events changing the breakdown of voting rights, the percentage of the voting rights attached to the voting securities reaches, exceeds or falls below the thresholds referred to in paragraph (a) above, even when no acquisition or disposal of securities has occurred (e.g., as a result of a capital increase or a capital decrease of the Company). A disclosure is equally required when persons or legal entities enter into, modify or terminate an agreement of action in concert, when as result thereof, the percentage of the voting rights subject to the action in concert or the percentage of the voting rights of one of the parties to the agreement of action in concert reaches, exceeds or falls below the thresholds referred to in sub paragraph (a) above;

            (d) Disclosure statements referred to in the preceding sub paragraphs must be addressed to the Belgian Banking, Finance and Insurance Commission (whose offices are currently located Rue du Congres 12-14, 1000 Brussels, Belgium) and to the board of directors of the Company at the latest the fourth trading day on Euronext Brussels following the day on which (i) the person or legal entity is aware of the acquisition or the disposal or the possibility of exercising voting rights, or, having regard to the circumstances, should have been aware of it, regardless of the date on which the acquisition, disposal or possibility of exercising voting rights takes effect, (ii) the person or legal entity is aware of the event changing the break down of voting rights, (iii) an agreement of action in concert is entered into, modified or terminated, or (iv) for securities acquired by succession, the succession is accepted by the heirs, as the case may be, under the benefit of inventory (as such term is defined under Belgian law);

            (e) Unless otherwise provided by legal provisions in force, no one will be allowed to vote at a meeting of the holders of the Shares a number of securities greater than the number validly disclosed, to the extent required, at the latest twenty (20) days before such meeting, in compliance with legal provisions in force and with the Articles of Association; and

            (f) ADSs are assimilated by Belgian law to securities of the Company granting voting right, such as Shares. As a result thereof, the disclosure requirements and limitations set out in paragraphs (a) to (e) above are applicable to any Beneficial Owner by reference to the number of both ADSs and Shares (that are not Deposited Securities) beneficially owned by such Beneficial Owner.

            This paragraph (5) is a summary of the applicable provisions of Belgian law, as in effect as of the date of the Deposit Agreement regarding disclosure of interests in the Company and shall not limit the obligations of Holders and Beneficial Owners to comply with all relevant provisions of Belgian law, as applicable from time to time.

            Each Holder and Beneficial Owner shall be deemed to have authorized the Depositary and the Custodian to comply with any request from the Company or any competent authority to disclose any information about any interest or any transaction of such Holder or Beneficial Owner in ADSs or Shares.

            (6) Compliance with Information Requests. Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of Euronext Brussels, The New York Stock Exchange, Inc., and any other stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed or the Articles of Association, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company's expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

            (7) Ownership Restrictions. Notwithstanding any other provision in the Deposit Agreement or any Receipt, but subject to applicable law, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association. The Company may also restrict, in such manner as it deems appropriate, but subject to applicable law, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this paragraph (7) or the Deposit Agreement.

            (8) Liability for Taxes. If any tax or other governmental charge shall become payable with respect to any ADSs or any Deposited Securities represented by any ADSs, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner of such ADSs or Deposited Securities represented by such ADSs to the Depositary. The Depositary may refuse the deposit of Shares, refuse to issue ADSs, to deliver Receipts, to effect registration of transfer of such ADSs or any transfer or withdrawal of Deposited Securities represented by ADSs until such payment is made, and the Company or the Depositary may withhold any dividends or other distributions, or the Depositary may sell for the account of the Holder thereof and/or a Beneficial Owner any part or all of the Deposited Securities represented by the ADSs, and the Company or the Depositary, as applicable, may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax (including applicable interest and penalties) or other governmental charge and the Holder and Beneficial Owner shall remain liable for any deficiency. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

            (9) Representation and Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued and outstanding, fully paid and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do,
(iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.15 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct and/or compensate the consequences thereof.

            (10) Filing Proofs, Certificates, And Other Information. Any person presenting Shares for deposit or any Holder and any Beneficial Owner of ADSs may be required and every Holder and Beneficial Owner agrees from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or other information and to make such representations and warranties, as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and the applicable ADR(s). The Depositary may withhold the execution or delivery or registration of transfer of any Receipt or ADSs or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties are made to the Depositary's reasonable satisfaction or as the Company may reasonably require by written request to the Depositary. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein or in the Deposit Agreement shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

            (11) Charges of Depositary. The Depositary shall charge the following fees:

            (i) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (v) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

            (ii) Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or to any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

            (iii) Cash Dividend Fee. No fee shall be payable with respect to the distribution of cash dividends;

            (iv) Cash Distribution Fee (Other Than Cash Dividends): to any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash other than cash dividends (i.e., sale of rights and other entitlements);

            (v) Stock Distribution /Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs; and

            (vi) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs.

            In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

            All fees and charges may, at any time and from time to time, be changed by agreement in writing between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

            Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions are payable to the Depositary as of the date of such distribution by Holders who hold ADSs as of the applicable record date established by the Depositary pursuant to Section 4.6 of the Deposit Agreement. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash, the Depositary will, on or after the date of such distribution, invoice the applicable Holders as of the applicable record date established by the Depositary pursuant to Section 4.6 of the Deposit Agreement. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

            The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from in writing time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree in writing from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement in writing between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three
(3) months. The charges and expenses of the Custodian and Registrar are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, such right shall extend for only those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal, and such Depositary shall have no right to receive payment of any fees, charges and expenses incurred after the effectiveness of such resignation or removal.

            (12) Title to ADRs. It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

            (13) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

            (14) Reports; Available Information. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of record of the Deposited Securities and (b) made generally available to the holders of Shares by the Company. The Depositary shall also, upon written request, send to the Holders copies of such reports furnished by the Company pursuant to Section
5.6 of the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulation of the Commission. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, is required to file or submit certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549.

Dated:

CITIBANK, N.A.                            CITIBANK, N.A.
Transfer Agent and Registrar              as Depositary


By: __________________________________    By: __________________________________
          Authorized Signatory                      Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                            [FORM OF REVERSE OF ADR]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

            (15) Dividends and Distributions in Cash, Shares, etc.

            Whenever the Company intends to make a distribution of a cash dividend or other cash distribution on any Deposited Securities, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the receipt of such notice, the Depositary shall establish the record date upon the terms described in Section 4.6 of the Deposit Agreement. Whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any other entitlements held in respect of Deposited Securities under the terms hereof, the Depositary shall, subject to the provisions of Section 4.5 of the Deposit Agreement, (i) convert such dividend or distribution into Dollars, (ii) if applicable and unless previously established, establish the record date upon the terms described in Section 4.6 of the Deposit Agreement and (iii) as promptly as practicable distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement, if applicable) to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holders shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent will remit to the appropriate tax authorities in Belgium all amounts, if any, withheld and owing to such tax authorities. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, tax or other authorities and the Depositary, the Company, the Custodian or their respective agents may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders.

Whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the date applicable to holders of Deposited Securities entitled to receive such elective distribution and indicating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement. If the above conditions are not satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 of the Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made by the Company in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1(a) of the Deposit Agreement or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.2 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 of the Deposit Agreement and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Any distribution in cash shall be made upon the terms described in Section 4.1(a) of the Deposit Agreement, and any distribution in ADSs shall be made upon the terms described in Section 4.3 of the Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Subject to the provisions of Section 4.11 of the Deposit Agreement and Section
5.9 of the Deposit Agreement, whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to the Holders of ADSs. Whenever the Depositary shall receive a distribution other than cash, Shares or rights to purchase additional Shares, and upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall cause such securities or other property received by it to be distributed as promptly as reasonably practicable to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem lawful and reasonably practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders or Beneficial Owners) the Depositary reasonably deems such distribution not to be reasonably practicable, the Depositary may adopt such method as it may deem lawful and reasonably practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give timely notice thereof to the Depositary specifying, inter alia, the date applicable for determining holders of Deposited Securities entitled to receive such distribution. Upon the receipt of such notice from the Company, the Depositary shall establish a record date upon the terms described in Section 4.6 of the Deposit Agreement. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall, if the Company shall so request, distribute as promptly as reasonably practicable to the Holders entitled thereto, in proportion to the number of American Depositary Shares held by them respectively, additional ADSs representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement and Exhibit B of the Deposit Agreement. In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. If additional ADSs are not so distributed (i.e., if the Company requests that no additional ADSs representing the amount of Shares received as dividend or free distribution be distributed to the Holders), each American Depositary Share shall thenceforth, to the extent permitted by law, also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Whenever the Company intends to distribute to the holders of any Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying inter alia, the date applicable for determining holders of Deposited Securities entitled to receive such distribution and stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon the receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received reasonably satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and
(iii) the Depositary shall have determined that it is reasonably practicable to make such rights available to Holders. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in below. In the event all conditions set forth above are satisfied, the Depositary shall establish a record date upon the terms described in Section 4.6 of the Deposit Agreement and establish procedures to
(x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the purchase price and of the applicable (I) fees and charges of, and expenses incurred by, the Depositary and (II) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive reasonably satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem reasonably practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable
(a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1 (a) of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with such rights.

Notwithstanding anything to the contrary Section 4.4 of the Deposit Agreement, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company or the Depositary to make such rights or such securities available to Holders and to sell the securities represented by such rights, the Depositary will not make such rights available to the Holders (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be made available, in each case reasonably satisfactory to the Depositary, to the effect that the offering of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and reasonably practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

            (16) Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a date by the Company for the determination of holders of Shares entitled to vote at any meeting of holders of the Shares or entitled to receive any distribution or proceeds (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Share(s) represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of the Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company to the extent reasonably practicable, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or proceeds, to give instructions for the exercise of voting rights at any such meeting or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Share(s) represented by each ADS. The Depositary shall make reasonable efforts to establish the record date upon the terms described in
Section 4.6 of the Deposit Agreement as closely as possible to the applicable date for the Deposited Securities (if any) set by the Company. Subject to applicable law and the other terms and conditions of this Deposit Agreement, only the Holders at the close of business in New York on the record date established by the Depositary upon the terms described in Section 4.6 of the Deposit Agreement shall be entitled to receive such distribution or proceeds, to give instructions for the exercise of voting rights at any such meeting or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Share(s) represented by each ADS.

            (17) Voting.

            (a) Distribution of Voting Information. As soon as practicable after receipt by the Depositary of notice of any meeting of the holders of Shares, the Depositary shall distribute to the Holders a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (i) such information as is contained in such notice of meeting received by the Depositary from the Company, (ii) a statement that the Holders as of the close of business on a record date established by the Depositary upon the terms described in
Section 4.6 ("Voting Holders ") will be entitled to give instructions to the Depositary as to the exercise of the voting rights ("Voting Instructions"), if any, pertaining to the number of their Shares represented by their ADSs, (iii) a statement as to the manner in which such instructions may be given, including the following express indications: (x) that no voting rights will be exercised by the Depositary if it does not receive such instructions by the date established by the Depositary for such purpose ("Voting Instructions Date"), and
(y) that a Voting Instruction which does not clearly identify the Voting Holder will be deemed by the Depositary, and if so deemed by the Depositary then so deemed by the Company, to be null and void, and (iv) information on how the Voting Holder may instruct the Depositary to vote.

            (b) Blocking of ADSs and Blocking of Shares. Holders who have delivered valid Voting Instructions to the Depositary on or before the Voting Instructions Date must follow the procedure established by the Depositary for "blocking" such ADSs for which such Voting Instructions has been given for a period to commence on the date the respective Voting Instructions are received by the Depositary until the day after the meeting of the holders of the Shares in respect of which such Voting Instructions have been so received.

            In addition, a precondition for exercising any voting rights with respect to any Beneficial Owners who are not Holders of ADSs on the books of the Depositary is that such Beneficial Owners arrange for the deposit in a blocked account established for such purpose of the relevant number of ADSs for a period to commence on the date the respective Voting Instructions are received by the Depositary until the day after such meeting. The Depositary will use its best efforts to implement and maintain procedures to allow for blocking of ADSs as contemplated by the preceding sentence.

            Any person who becomes a Holder of ADSs subsequent to the close of business on the record date established by the Depositary upon the terms described in Section 4.6 of the Deposit Agreement and who wishes to exercise the voting right in respect of the Shares represented by such ADSs shall be able to do so only by (i) surrendering the ADSs (and the Receipts evidencing such ADSs, if applicable) and withdrawing such Shares as provided in Section 2.7 of the Deposit Agreement, (ii) by holding such Shares on the applicable date for the Shares (if any) set by the Company for the determination of holders of shares entitled to vote and by (iii) "blocking" the Shares so withdrawn for voting in accordance with the notice of the upcoming meeting and the Articles of Association.

            The provisions of this sub paragraph (b) of paragraph (17) on the blocking of ADSs and the blocking of Shares shall not be applicable in respect of any meeting of the holders of the Shares for which the Company has established any date for the determination of holders of Shares entitled to vote at such meeting.

            (c) Voting. Upon (i) receipt of a valid Voting Instructions from a Voting Holder received on or before the Voting Instructions Date, and (ii) compliance with the conditions described herein, the Depositary shall endeavor, insofar as practicable and subject to any applicable laws and provisions of the Deposit Agreement and the Articles of Association, to cause to be voted the number of Deposited Securities represented by such Voting Holder's ADSs in accordance with the Voting Instructions. The Depositary agrees not to vote, cause to be voted or attempt to exercise the right to vote that attaches to any Shares, other than in accordance with valid Voting Instructions given in compliance with this paragraph (17).

            The right of any Voting Holder to give instructions to the Depositary as to the exercise of voting rights or the right of any Voting Holder to vote withdrawn Deposited Securities in person or by proxy may be limited if such Holder fails to comply with the disclosure of interest requirements described in Sections 3.4, 3.5, 3.6 and 3.7 of the Deposit Agreement.

            Unless otherwise indicated in the notice distributed by the Depositary pursuant to Section 4.7(a) of the Deposit Agreement, if the Depositary receives from a Holder (who has otherwise satisfied all conditions to voting contemplated herein) Voting Instructions which fail to specify the manner in which the Depositary is to vote the Shares represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of all resolutions for which the Company's board of directors recommends approval.

            (d) General. The Depositary agrees, upon the request of Company, to provide to the Company copies of the Voting Instructions it receives (in the case of Voting Instructions received from Holders by any electronic means, a tabulation of such Voting Instructions) as promptly as practicable, and at the latest two (2) business days prior to any upcoming meeting date, upon receipt thereof.

            Holders who have delivered Voting Instructions agree that such Voting Instruction may, at the request of the Company, be disclosed by the Company, for purposes of compliance with Belgian law, in connection with any meeting of the holders of the Shares, whether prior, during or after such meeting.

            There can be no assurance that Holders generally or any Holder in particular will receive the notice described in Section 4.7(a) of the Deposit Agreement sufficiently prior to the Voting Instructions Date to ensure that the Depositary will vote the Shares in accordance with the provisions set forth in
Section 4.7 of the Deposit Agreement.

            Notwithstanding anything contained in the Deposit Agreement or any Receipt, the Depositary may, subject to the discretion of the Company, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of the holders of the Shares, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials); provided, that, upon request of any Holder, the Depositary timely distributes to such Holder the materials provided to the Depositary in connection with any meeting of the holders of the Shares.

            Notwithstanding anything else contained in the Deposit Agreement or any Receipt to the contrary, and to the extent not prohibited by law or regulation, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.7 of the Deposit Agreement).

            (18) Changes Affecting Deposited Securities. In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall, to the extent not prohibited by law, be treated as new Deposited Securities under the Deposit Agreement, and ADSs shall thenceforth represent the rights and interests in the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, issue additional ADSs as in the case of a dividend in Shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically representing rights and interests in such new Deposited Securities. In giving effect to such change in nominal value, change in par value, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company reasonably satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a dividend in Shares, (ii) amend the Deposit Agreement and the applicable Receipts, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding Receipts to be exchanged for new Receipts, and (v) take such other actions as are reasonably requested by the Company. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new ADSs and new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1(a) of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

            (19) Prevention or Delay in Performance by the Depositary or the Company; Exoneration. None of the Depositary, the Company, and any of their respective directors, officers, employees, agents and Affiliates shall incur any liability to any Holder or Beneficial Owner of any ADSs, if by reason of any provision of any present or future law or regulation of the United States or Belgium or any other country, or of any governmental or authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, the Company or any of their respective directors, officers, employees, agents or Affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which must be done or performed under or in connection with the Deposit Agreement; nor shall the Depositary, the Company or any of their respective directors, employees, officers, agents or Affiliates incur any liability to any Holder or Beneficial Owner of any ADSs by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which must be performed under or in connection with the Deposit Agreement , by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, or for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit

Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering for the account of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

            (20) Obligations of the Depositary, the Custodian and the Company; Standard of Care. The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence or bad faith. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

            (21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement) or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall become effective upon the later to occur of (i) the 60th day after delivery of the notice to the Depositary, or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding ADSs together with copies of such records relating to ADSs as the Company or the successor depositary may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to the Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            (22) Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall, however, not become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of ADSs to surrender such ADSs and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of any applicable laws.

            (23) Termination. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by providing notice of such termination to the Company and the Holders all ADSs then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in
Section 5.4 of the Deposit Agreement. On and after the date of termination, the Holder of ADSs will, upon (a) Delivery of ADSs to the Depositary, (b) payment of the fee of the Depositary for the withdrawal of Deposited Securities referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by his/her American Depositary Shares. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Holder thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of thirty (30) days from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Holder of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

            (24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

            (25) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (25) and Section 2.11 of the Deposit Agreement, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.5 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release"). The Depositary may receive ADSs in lieu of Shares under (i) above (which ADSs will promptly be canceled by the Depositary upon receipt by the Depositary) and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). B-2 3032209v.5 B-1 3032209v.5 EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I. Depositary Fees

            The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

-------------------------------------------------------------------------------------------------------------------
              Service                                 Rate                               By Whom Paid
-------------------------------------------------------------------------------------------------------------------
(1)    Issuance of ADSs upon deposit     Up to U.S. $5.00 per 100 ADSs (or     Person depositing Shares or person
       of Shares (excluding              fraction thereof) issued.             receiving ADSs.
       issuances as a result of
       distributions described in
       paragraph (4) below).
-------------------------------------------------------------------------------------------------------------------
(2)    Delivery of Deposited             Up to U.S. $5.00 per 100 ADSs (or     Person surrendering ADSs for the
       Securities against surrender      fraction thereof) surrendered.        purpose of withdrawal of Deposited
       of ADSs.                                                                Securities or person to whom
                                                                               Deposited Securities are delivered.
-------------------------------------------------------------------------------------------------------------------
(3)    Distribution of cash dividends    None                                  Not Applicable
-------------------------------------------------------------------------------------------------------------------
(4)    Distribution of cash              Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
       distributions other than          fraction thereof) held.
       cash dividends (i.e., sale
       of rights and other
       entitlements).
-------------------------------------------------------------------------------------------------------------------
(5)    Distribution of ADSs pursuant     Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
       to (i) stock dividends or         fraction thereof) held.
       other free stock
       distributions, or
       (ii) exercise of rights to
       purchase additional ADSs.
-------------------------------------------------------------------------------------------------------------------
(6)    Distribution of securities        Up to U.S. $5.00 per 100 ADSs (or     Person to whom distribution is made.
       other than ADSs or rights to      fraction thereof) held.
       purchase additional ADSs
       (i.e., spin-off shares).
-------------------------------------------------------------------------------------------------------------------

II.  Charges

            Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.


                                       B-2